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                                                        File Number:  S3123-0003
                                             Direct Dial Number:  (213) 891-5020
                                       E-Mail Address:  MBONENFANT@BUCHALTER.COM



                                     May 15, 1998





Sentinel Financing, Ltd., L.P.
601 Gateway Boulevard, Suite 260
South San Francisco, CA 94080

          Re: $15,000,000 Maximum Aggregate Principal Amount of 12% Secured Fixed Rate Notes Due 2003

Ladies and Gentlemen:

     We have acted as counsel to Sentinel Financing, Ltd., L.P., a Florida limited partnership (the "Company"), in connection with the Company's proposed offering of $1,000,000 minimum up to $15,000,000 maximum aggregate principal amount of 12% Secured Fixed Rate Notes Due 2003 (the "Securities") pursuant to the provisions of an Indenture, dated as of May __, 1998, (the "Indenture") between Sterling National Bank, a national banking association, as trustee (the "Trustee") and the Company. Terms defined in the Indenture and not otherwise defined herein are used in this letter with the meanings ascribed to such terms in the Indenture.

     In our capacity as counsel to the Company, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a)  the Securities; and

          (b)  the Indenture.

     The Securities and the Indenture are referred to collectively as the "Documents."

     With your permission, we have reviewed and relied upon an opinion letter addressed to us, dated May 14, 1998, from Stump, Storey & Callahan, P.A., a copy of which is attached, as to certain factual and legal matters relevant to the opinion expressed in this letter, provided, however, that we have made no independent verification, investigation or inquiry whatsoever as to the accuracy or completeness thereof.

     In addition, we have been furnished with and have examined drafts, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, instruments and

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Sentinel Financing, Ltd., L.P.
May 15, 1998
Page 2


other documents of the Company as we have deemed necessary to require as a basis for the opinion expressed in this letter. As to questions of fact material to the opinion expressed in this letter, we have relied solely on certificates or advice of public officials. In connection with the opinion expressed in this letter, we have relied only on our examination of the foregoing documents and certificates, without having undertaken any independent investigation or verification of the factual matters set forth therein.

     We are authorized to practice law in the State of California and some of our attorneys are licensed to practice in the State of New York, and we do not purport to be experts on or to express any opinion herein concerning any laws other than the laws of the State of California, New York and the laws of the United States of America.

     In addition, we have, with your permission and without independent investigation as to accuracy, relied upon the following assumptions for the purposes of furnishing our opinion:

     A. All signatures on the Documents and the documents and instruments referred to therein when executed will be genuine, all documents submitted to us are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as drafts conform to the originals as executed by the parties.

     B. No agreements, understandings or negotiations exist among the parties to the Documents that would modify the terms thereof or the respective rights or obligations of the parties thereto.

     C. The execution, delivery of and performance under the Documents by the Trustee have been duly authorized by all necessary corporate and other action by the Trustee; the Documents when executed will represent the legal, valid, binding and enforceable obligations of the Trustee and do not involve a violation by the Trustee of any provision of any applicable law or regulation; and the Trustee has the capacity and power to enter into, deliver and perform the Documents.

     D. The Trustee is in compliance with the laws of the State of California, New York and applicable federal laws and any other applicable laws or regulations to the extent that noncompliance with such laws or regulations would affect the enforceability of the Documents.

     On the basis of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exceptions and limitations expressed herein, we are of the opinion that the Securities, when issued, authenticated and paid for in accordance with the terms of the

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Sentinel Financing, Ltd., L.P.
May 15, 1998
Page 3


Indenture, and the Indenture will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     The opinion expressed in this letter is specifically subject to the following limitations and qualifications as to which we express no opinion:

          (a) The validity, binding nature or enforceability of the Documents as the same may be affected by, subject to or limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally;

          (b) The enforceability of the obligations of the Company under the Documents as the same may be subject to or limited by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law;

          (c)  The availability of equitable remedies; and

          (d) The enforceability of the indemnification and contribution provisions in the Indenture insofar as they relate to the United States securities laws.

     In addition, we express no opinion as to the attachment or creation of, or the perfection of, or the effect of the failure to perfect or maintain perfected, or the relative priority of, any security interest granted by the Company to the Trustee for the benefit of the Securityholders pursuant to the Security Documents.

     This opinion is limited to the present laws of the State of New York, California and of the United States of America, to present judicial interpretations thereof, and to the facts as they presently exist. We do not assume any obligation to revise or supplement this opinion should the present laws of such jurisdictions be changed by legislative action, judicial decision or otherwise. This opinion is furnished as of the date hereof, and we do not express any opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of, changes of circumstances or events which occur subsequent to this date.

     This opinion is solely for your information in connection with the Securities to be offered pursuant to the Indenture and is not, without the prior written consent of this firm, to be quoted in full or in part or otherwise referred to in any documents other than the reference to this firm in the Prospectus, which is part of the Company's Registration Statement on Form SB-2

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Sentinel Financing, Ltd., L.P.
May 15, 1998
Page 4


(File No. 333-29067), under the caption "Legal Matters," nor to be filed with any governmental agency or other persons, other than the Securities and Exchange Commission (the "SEC") and various state securities administrators in connection with the qualification of the Securities, to which reference and filings we hereby consent.

                                       Very truly yours,



                                       Buchalter, Nemer, Fields & Younger


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                              May 14, 1998


Mark A. Bonenfant, Esquire
BUCHALTER, NEMER, FIELDS & YOUNGER
601 South Figueroa Street, Suite 2400
Los Angeles, California 90017-5704

     RE:  SENTINEL FINANCING, LTD., L.P.
          REGISTRATION STATEMENT FORM OF FORM SB02 (FILE NO. 333-29067) (THE "REGISTRATION")

Gentlemen:

     We have acted as Florida counsel to Sentinel Financing, Ltd., L.P., a Florida limited partnership (the "Company"), in connection with the Company's proposed offering of $1,000,000.00 minimum up to $15,000,000.00 maximum aggregate principal amount of twelve percent (12%) Secured Notes due 2003 (the "Notes").

     In our capacity as Florida counsel to the Company, we have reviewed the following documents:

     1. Certificate of Limited Partnership of the Company filed with the Secretary of State of the State of Florida;

     2. The Limited Partnership Agreement of the Company dated 1997, as amended by the Amendment to Limited Partnership Agreement dated May 7, 1998 (the "L.P. Agreement");

     3. Articles of Incorporation (the "Articles") of Sentinel Acceptance Corp., a Florida corporation, the sole general partner of the Company (the "General Partner") filed with the Secretary of State of the State of Florida;

     4.   Bylaws of the General Partner (the "Bylaws"); and

     5. The Action by Written Consent of the Board of Directors of the General Partner authorizing the General Partner to execute the Notes and other related documents.

Mark A. Bonenfant, Esquire
BUCHALTER, NEMER, FIELDS & YOUNGER
May 14, 1998
Page 2
-----------------------------------

     We have examined originals or copies, certified or otherwise identified, of such other documents, corporate records and instruments necessary or advisable for the purposes of this opinion. As to matters of fact we have examined and relied upon the representations of the parties and, where we have deemed appropriate, representations or certifications of the representatives of the General Partner.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

     Based upon and subject to the foregoing and to the exceptions, assumptions and qualifications set forth in this opinion, it is our opinion that:

     1. The Company is a limited partnership duly formed and validly existing under the laws of the State of Florida;

     2. The General Partner is a corporation duly formed and validly existing under the laws of the State of Florida;

     3. The Company has all requisite power and authority to enter into and perform its obligations under the Notes and has taken all necessary action to authorize the execution, delivery and performance of the Notes;

     4. No consent, approval or authorization of, or notice to, or filings with any governmental authority or agency under the laws of the State of Florida are required or necessary on the part of the Company in connection with the execution, delivery and performance by the Company of its obligations under the Notes except filings in connection with the collateral and filings to and in compliance with Florida State Securities laws.

     The opinions set forth herein are limited to those expressly stated herein and are rendered only with respect to the matters set forth herein, and no other opinion or opinions shall be implied as to any other matter of fact or law. The opinions set forth herein are limited in all respects to the laws and matters existing on the date hereof. In rendering our opinion, we do not undertake to assume any obligations to advise you of any changes in law or any changes in fact which are brought to our attention after the date hereof.

Mark A. Bonenfant, Esquire
BUCHALTER, NEMER, FIELDS & YOUNGER
May 14, 1998
Page 3
-----------------------------------

     This opinion is being delivered to you solely for your use in connection with the Registration. This letter and the opinions expressed herein may not be used or relied upon by you or your successors and assigns for any other purpose and may not be relied upon for any purpose by any person or entity other than you. Except for the use permitted herein, this opinion is not to be reproduced in whole or in part nor is it to be filed with any governmental agency or delivered to any other person or entity without the express prior written consent of this firm.

     The opinions herein are limited to the laws of the State of Florida, and we express no opinion as to the effect of any of the laws of any other jurisdiction on the matters covered by this opinion.

     The foregoing opinions are legal opinions only, and do not constitute a guaranty or warranty of the matters discussed herein.

                                       Respectfully submitted,

                                       STUMP, STOREY & CALLAHAN, P.A.



                                       By: /s/  W. SCOTT CALLAHAN
                                          ----------------------------------
                                          W. Scott Callahan


WSC/lw